Exhibit 99.1

For immediate release

Microfluidics International Corporation Announces Second Quarter 2008 Results

Company achieves 23% revenue growth and continues to invest in its future

NEWTON, MA, August 12, 2008— Microfluidics International Corporation, (OTCBB: MFIC), an industry-leader in high-shear liquid processing equipment to produce the most uniform and smallest liquid and solid particles available for the biotech, pharmaceutical, chemical, personal care and food industries, today reported financial results for the second quarter of 2008.

Second Quarter Highlights

•                  Recorded highest second quarter revenue in the Company’s history of $4.4 million

•                  Addressed working capital needs with signing of $2.5 million multi-year revolving credit line

•                  Completed executive leadership team with the appointment of a new Executive Vice President and Chief Financial Officer, Chief Technology Officer, and Vice President of Customer Success

•                  Finalized three year strategic plan focused on double-digit top line organic global growth

•                  Changed name to Microfluidics International Corporation to enhance global branding

For the quarter ended June 30, 2008 the Company reported revenues of $4.4 million, an increase of 23.0% from $3.6 million in the second quarter of 2007 and a negative EBITDA of $(754,000) or $(0.07) per share for the second quarter of 2008 as compared to a negative EBITDA of $(82,000) or $(0.01) per share for the same period in 2007.

Net loss for the second quarter 2008 was $(790,000) or $(0.08) per share as compared to a net loss of $(107,000) or $(0.01) per share for the second quarter ended June 30, 2007.

The Company’s order backlog as of June 30, 2008 was $2.7 million compared to backlog of $2.9 million as of June 30, 2007. The decrease in backlog was primarily a result of North American order timing delays of large production machines.

 “Our focus on revenue growth, properly building the Company’s infrastructure, and rounding out our leadership team remained our top priority this quarter,” said Michael C. Ferrara, President and Chief Executive Officer.  “We are not pleased with the EBITDA results for the quarter. However, we are in the process of addressing this issue on several fronts and we will align the operating expenses as required on our path to profitability. Strong performance with our large pharmaceutical customers, combined with our initial success in globally expanding our distribution resources are our plans to deliver top line results that will support our growth initiatives.”

Brian E. LeClair, Executive Vice President and Chief Financial Officer, added, “Our EBITDA for the second quarter was below our expectations. The loss in the quarter was driven by a decline in our gross margins and an increase in operating expenses. The decline in margins was associated with sales of our lab units which were introduced in the previous quarter at lower margins and higher sales of the custom production machines. We have put corrective plans in place to address the margin decline that should bring our margins back in line with historical levels. Results were also adversely affected by an increase in operating expenses associated with building our leadership team and making investments in our future growth.”

MICROFLUIDICS INTERNATIONAL CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited - in thousands, except share and per share amounts)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues	$4,374	$3,557	$7,896	$6,358
Cost of goods sold	2,225	1,453	3,834	2,646
Gross profit	2,149	2,104	4,062	3,712
Operating expenses:
Research and development	572	438	1,062	974
Selling	1,196	984	2,128	1,808
General and administrative	1,175	805	2,118	1,483
Total operating expenses	2,943	2,227	5,308	4,265
Loss from operations	(794)	(123)	(1,246)	(553)
Interest expense	(6)	(1)	(10)	(9)
Interest income	10	17	21	38
Net loss	$(790)	$(107)	$(1,235)	$(524)
Net loss per common share:
Basic	$(0.08)	$(0.01)	$(0.12)	$(0.05)
Diluted	$(0.08)	$(0.01)	$(0.12)	$(0.05)
Weighted average number of common and common equivalent shares outstanding:
Basic	10,267,981	10,180,413	10,267,981	10,151,749
Diluted	10,267,981	10,180,413	10,267,981	10,151,749

MICROFLUIDICS INTERNATIONAL CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited - in thousands, except share and per share amounts)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,162	$756
Accounts receivable, net of allowance of $41 both at June 30, 2008 and December 31, 2007, respectively	2,250	2,582
Inventories	2,638	2,353
Prepaid and other current assets	688	281
Total current assets	6,738	5,972
Property and equipment, net	849	325
Patents and licenses, net	58	60
Total assets	$7,645	$6,357
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit line	$1,012	$262
Current maturities of long-term debt and obligations under capital lease	—	65
Accounts payable	1,449	129
Accrued expenses	1,069	725
Customer advances	464	409
Total current liabilities	3,994	1,590
Total liabilities	3,994	1,590
Stockholders’ equity:

Common stock; $.01 par value; 20,000,000 shares authorized; 10,528,427 and 10,517,178 shares issued; 10,267,981 and 10,256,732 shares outstanding as of June 30, 2008 and December 31, 2007, respectively.	105	105
Additional paid-in capital	17,497	17,378
Accumulated deficit	(13,263)	(12,028)
Treasury stock, 260,446 shares, at cost, as of June 30, 2008 and December 31, 2007	(688)	(688)
Total stockholders’ equity	3,651	4,767
Total liabilities and stockholders’ equity	$7,645	$6,357

MICROFLUIDICS INTERNATIONAL CORPORATION

U.S. GAAP TO Non-GAAP Measure Reconciliations and

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(In thousands, except share and per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net loss	$(790)	$(107)	$(1,235)	$(524)
Net interest income	(4)	(16)	(10)	(29)
Depreciation and amortization	40	41	81	83
EBITDA (Non-GAAP Measure)	$(754)	$(82)	$(1,164)	$(470)

Weighted average number of common and common equivalent shares outstanding:
Basic:	10,267,981	10,180,413	10,267,981	10,151,749
Diluted:	10,267,981	10,180,413	10,267,981	10,151,749

EBITDA per common share (Non-GAAP Measure):
Basic:	$(0.07)	$(0.01)	$(0.11)	$(0.05)
Diluted:	$(0.07)	$(0.01)	$(0.11)	$(0.05)

Live Webcast

Microfluidics International Corporation will host a webcast at 8:30 a.m. ET today to discuss the quarterly results. To access the webcast, go to the Company’s web site, www.mficcorp.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 888-679-8037 (international callers dial 617-213-4849). The participant passcode for this event is 84046982. An audio replay of the call will be available from 10:30 a.m. ET on Tuesday, August 12th until 11:59 p.m. ET on Tuesday, August 19th. The replay can be accessed by dialing 888-286-8010 (international callers dial 617-801-6888) and entering conference call ID # 91204941.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

EBITDA and Non-GAAP Measures

In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, the Company may reference certain information that is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company’s underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.

One specific non-GAAP measure used by the Company is “EBITDA”, which is defined as earnings before interest, taxes, depreciation and amortization. Management utilizes the line item non-GAAP operations statement for operational planning and decision-making purposes. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits.

About Microfluidics International Corporation

Microfluidics International Corporation, through its Microfluidics Division, designs, manufactures and distributes proprietary high performance Microfluidizer® materials processing and formulation equipment to the biotechnology, pharmaceutical, chemical, cosmetics/personal care and food industries. Microfluidics International Corporation applies its 20 years of high pressure processing experience to produce the most uniform and smallest liquid and suspended solid particles available and has provided manufacturing systems for nanoparticle products for more than 15 years.

The Company is a leader in advanced materials processing equipment for laboratory, pilot scale and manufacturing applications, offering innovative technology and comprehensive solutions for nanoparticles and other materials processing and production. More than 3,000 systems are in use and afford significant competitive and economic advantages to Microfluidics International Corporation equipment customers.

Contacts

Microfluidics International Corporation

Brian E. LeClair

617-969-5452

BLeClair@mfics.com

FD Ashton Partners

Michael Cummings

617-897-1532

michael.cummings@fdashtonpartners.com